EXHIBIT 10.6

SANDISK CORPORATION
2013 INCENTIVE PLAN

STOCK OPTION AGREEMENT

RECITALS

A.    The Board has adopted the Plan to promote the interests of the Corporation by providing eligible persons in the service of the Corporation (or any Parent or Subsidiary) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

B.    Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of an option to purchase shares of Common Stock pursuant to the Non-Employee Director Compensation Policy.

C.    Except as otherwise set forth in the attached Appendix A, all capitalized terms in this Agreement shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.Option Term. This option shall have a maximum term of seven (7) years measured from the Grant Date and shall accordingly expire at the close of business in California on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.Limited Transferability.

(a)This option may be assigned in whole or in part during Optionee’s lifetime to one or more of the Optionee’s Family Members or to a trust established for the exclusive benefit of one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

(b)Should the Optionee die while holding this option, then this option shall be transferred in accordance with Optionee’s will or the laws of inheritance. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

4.Dates of Exercise.

(a)This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are at the time vested in accordance with the Exercise Schedule set forth in the Grant Notice, and shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraphs 5 or 6.

(b)Optionee shall, in accordance with the Exercise Schedule set forth in the Grant Notice, vest in the Option Shares in one or more installments over his or her period of Service (whether as a non-employee Board member, Employee or consultant). The Option Shares shall, however, be subject to accelerated vesting pursuant to the provisions of Paragraph 5, 6 or 7, but in no event shall any additional Option Shares vest following Optionee’s cessation of Service.

5.Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)Should Optionee cease Service for any reason (other than death or Permanent Disability) while this option is outstanding, then the period during which this option may be exercised shall be reduced to a twelve (12)-month period measured from the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, Optionee (or the person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) may not exercise this option in the aggregate for more than the number of Option Shares (if any) in which Optionee is vested on the date of his or her cessation of Service. Upon the earlier of (i) the expiration of such twelve (12)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.

(b)Should Optionee die during the twelve (12)-month period following his or her cessation of Service but while this option is outstanding, then (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 or (iii) the designated beneficiary or beneficiaries of this option (as the case may be) shall have the right to exercise this option for any or all of the Option Shares in which Optionee is vested at the time of Optionee’s cessation of Service (less any Option Shares purchased by Optionee after such cessation of Service but prior to death). Any such right to exercise this option shall terminate, and this option shall accordingly cease to be exercisable for such vested Option Shares, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Service or (ii) the specified Expiration Date.

(c)Should Optionee cease Service by reason of death or Permanent Disability, then any Option Shares at the time subject to this option but not otherwise vested shall vest in full so that this option may be exercised for any or all of the Option Shares as fully vested shares of Common Stock at any time prior to the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s cessation of Service or (ii) the specified Expiration Date, whereupon this option shall terminate and cease to be outstanding.

(d)Upon Optionee’s cessation of Service for any reason other than death or Permanent Disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule or the special vesting acceleration provisions of Paragraphs 6 and 7 below.

6.Change in Control.

(a)Should a Change in Control occur during Optionee’s period of Service, then any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for that Change in Control, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(b)If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control transaction, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily tradable on an established U.S. securities exchange or market.

7.Hostile Take-Over. In the event of a Hostile Take-Over effected during Optionee’s period of Service, any Option Shares at the time subject to this option but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of that Hostile Take-Over, become exercisable for all of the Option Shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. This option shall remain exercisable for such fully vested Option Shares until the earlier of (i) the specified Expiration Date, or (ii) the sooner termination of this option in accordance with Paragraph 5 or 6.

8.Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding

Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9.Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

10.Manner of Exercising Option.

(a)In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)To the extent the option is exercised for vested Option Shares, execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Corporation may establish for notifying the Corporation of the exercise of this option for one or more Option Shares. To the extent the option is exercised for unvested Option Shares, execute and deliver to the Corporation a Purchase Agreement for those unvested Option Shares.

(ii)Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)cash or check made payable to the Corporation;

(B)shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(C)to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in accordance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the Option Shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the Option Shares plus all applicable Tax-Related Items required to be withheld by the Corporation (or any Parent or Subsidiary) by reason of such exercise and (ii) to the Corporation to deliver the certificates for the Option Shares directly to such brokerage firm on such settlement date in order to complete the sale.

(iii)Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(b)Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Corporation in connection with the option exercise.

(c)As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation’s repurchase rights and may be held in escrow with the Corporation until such shares vest.

(d)In no event may this option be exercised for any fractional shares.

11.No Advice Regarding Grant. The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding Optionee’s participation in the Plan or the sale of the Option Shares issued upon exercise of this option. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

12.No Impairment of Rights. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

13.Compliance with Laws and Regulations.

(a)The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any U.S., state, local, or foreign stock exchange (or the Nasdaq Global Select Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

14.Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

15.Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16.Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

17.Governing Law and Venue. The interpretation, performance and enforcement of the Plan and this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Agreement is made and/or to be performed.

18.Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

19.Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

20.Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

21.Authorization to Release Necessary Personal Information.

(a)Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Data by and among, as applicable, the Employer, the Corporation (or any Parent or Subsidiary) for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

(b)Optionee understands that the Corporation and the Employer may hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

(c)Optionee understands that Data will be transferred to the Corporation’s designated broker or such other stock plan provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan. Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections from Optionee’s country. Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee authorizes the Corporation, the Corporation’s designated broker and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that if he or she resides outside the United States he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Optionee understands that he or she is providing the consents herein on a purely voluntary basis. If Optionee does not consent, or if Optionee later seeks to revoke his or her consent, his or her employment status or Service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Optionee’s consent is that the Corporation would not be able to grant Optionee options or other equity awards or administer or maintain such awards. Therefore, Optionee understands that refusing or withdrawing his or her consent may affect Optionee’s ability to participate in the Plan. For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that he or she may contact his or her local human resources representative.

22.Electronic Delivery and Acceptance. The Corporation may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.

23.Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on Optionee’s participation in the Plan, on this option and on any Option Shares issued upon exercise, to the extent the Corporation determines it is necessary or advisable for legal or administrative reasons, and to require Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.Waiver. Optionee acknowledges that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Optionee any other Participant of the Plan.

25.Entire Agreement. This Agreement, the Grant Notice and the Plan, including any appendices or exhibits thereto, contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto. To the extent any provision of this Agreement is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on the Optionee and all persons claiming under or through the Optionee.

APPENDIX A

The following definitions shall be in effect under the Agreement:

A.Agreement shall mean this Stock Option Agreement, which includes this Appendix A.

B.Award shall mean the award of this option to purchase up to the number of Option Shares to the Optionee pursuant to the terms of the Agreement.

C.Board shall mean the Corporation’s Board of Directors.

D.Corporation shall mean SanDisk Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of SanDisk Corporation which shall by appropriate action adopt the Plan.

E.Data shall mean any information relating to the Participant who is or can be identified from the data alone or in conjunction with other information that is in, or likely to come into, the possession of data controller.

F.Employer shall mean the Corporation or any Parent or Subsidiary to which an Employee provides Services.

G.Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

H.Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

I.Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

J.Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

K.Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

L.Grant Notice shall mean the Notice of Grant of Stock Option incorporating the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

M.Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Corporation.

N.Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

O.Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

P.Plan shall mean the Corporation’s 2013 Incentive Plan.

Q.Tax-Related Items shall mean income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to Optionee’s participation in the Plan and legally applicable to Optionee or deemed by the Corporation or the Employer in its discretion to be an appropriate charge to Optionee even if legally applicable to the Corporation or the Employer.

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